UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 28, 2010

FORTRESS FINANCIAL GROUP, INC. / WY
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	2780 So. Jones Blvd. #3532 Las Vegas, Nevada 89146	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 623-7409
 (Registrant's telephone
Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))240.13e-4(c))

ITEM 8.01	OTHER EVENTS

AMENDMENT AND RESTATEMENT OF BOUSE GOLD, INC. AND SOUTH COPPERSTONE, INC. PROJECT ACQUISITION AGREEMENTS WITH SEARCHLIGHT EXPLORATION, LLC

Bouse Gold, Inc. Agreement with Searchlight Exploration, LLC

On July 28, 2010, the Amended and Restated Bouse Project Acquisition Agreement dated October 7, 2005 between Bouse Gold, Inc. (“Bouse Gold”) and Searchlight Exploration, LLC (“Searchlight Exploration”) was amended and restated.  The amendment will become effective upon the sale by a subsidiary company of Fortress Financial Group, Inc. of its Bouse Gold, Inc. shares of common stock to the Buyer.  The amendment was required by the Buyer as a condition to its purchase of Bouse Gold, Inc. shares of common stock from the Fortress Financial Group, Inc. subsidiary company.

As a result of this amendment, the Net Profits Interest in the Bouse Gold, Inc. Project held by Searchlight Exploration, LLC was reduced to 5% from that of 25%. Additionally, the Net Smelter Returns Royalty payable to Searchlight Exploration, LLC was modified from a flat 5% to a sliding scale royalty based on the price of gold.  The new royalty scale is as follows:

Over $2,400 per ounce	8.0%
Over $2,100 but under $2,400 per ounce	7.0%
Over $1,800 but under $2,100 per ounce	6.0%
Over $1,500 but under $1,800 per ounce	5.0%
Over $1,200 but under $1,500 per ounce	4.0%
Over $900 but under $1,200 per ounce	3.0%
Over $600 but under $900 per ounce	2.0%
Under $600 per ounce	1.0%

In return for these concessions, Bouse Gold, Inc. agreed to pay Searchlight Exploration, LLC the sum of US$2,500,000, which includes US$113,557 of current amounts due to Searchlight Exploration, LLC for work expenditures and BLM claim maintenance fees.  This sum due to Searchlight Exploration, LLC will be represented by an unsecured Bouse Gold, Inc. promissory note, which will bear 10% simple interest, and will be due and payable on the earlier of (a) the first anniversary of the effective date of the amendment or (b) the acquisition by the Buyer of at least 75% of the outstanding common stock of Bouse Gold, Inc.

South Copperstone, Inc. Agreement with Searchlight Exploration, LLC

On July 28, 2010, the South Copperstone, Inc. Project Acquisition Agreement dated October 7, 2005 between South Copperstone, Inc. (“South Copperstone”) and Searchlight Exploration, LLC (“Searchlight Exploration”) was amended and restated.  The amendment will become effective upon the sale by a subsidiary of Fortress Financial Group, Inc. of its South Copperstone shares of common stock to the Buyer.  The amendment was required by the Buyer as a condition to its purchase of South Copperstone shares of common stock from the Fortress Financial Group, Inc. subsidiary company.

As a result of this amendment, the Net Profits Interest in the South Copperstone Gold Project held by Searchlight Exploration was reduced to 5% from 25%.  Additionally, the Net Smelter Returns Royalty payable to Searchlight Exploration was modified from a flat 5% to a sliding scale royalty based on the price of gold.  The new royalty scale is as follows:

Over $2,400 per ounce	8.0%
Over $2,100 but under $2,400 per ounce	7.0%
Over $1,800 but under $2,100 per ounce	6.0%
Over $1,500 but under $1,800 per ounce	5.0%
Over $1,200 but under $1,500 per ounce	4.0%
Over $900 but under $1,200 per ounce	3.0%
Over $600 but under $900 per ounce	2.0%
Under $600 per ounce	1.0%

In return for these concessions, South Copperstone agreed to pay Searchlight Exploration the sum of US$2,500,000, which includes US$86,537 of current amounts due to Searchlight Exploration for work expenditures and BLM claim maintenance fees.  This sum due to Searchlight Exploration will be represented by an unsecured South Copperstone promissory note, which will bear 10% simple interest, and will be due and payable on the earlier of (a) the first anniversary of the effective date of the amendment or (b) the acquisition by the Buyer of at least 75% of the outstanding shares of common stock of South Copperstone.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Amended and Restated Project Acquisition Agreement dated as of July 28, 2010 between Bouse Gold, Inc. and Searchlight Exploration, LLC

99.2	Amended and Restated Project Acquisition Agreement dated as of July 28, 2010 between South Copperstone, Inc. and Searchlight Exploration, LLC

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: August 2, 2010	By:	/s/ Peter James Bezzano

President

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